Exhibit 99.1

Century Reports First Quarter 2014 Financial Results

CHICAGO, IL -- 04/24/14 -- Century Aluminum Company (NASDAQ: CENX) reported a net loss of $20.1 million ($0.23 per basic and diluted common share) for the first quarter of 2014. Cost of sales for the quarter included a benefit of $5.5 million related to deferred power contract liability amortization. Results were negatively impacted by a $3.1 million charge for increased legal reserves.
For the first quarter of 2013, the company reported net income of $8.3 million ($0.09 per basic and diluted common share). Financial results were positively impacted by a litigation reserve adjustment of $2.2 million and an unrealized gain of $15.7 million related to a LME-based contingent obligation. Results were negatively impacted by severance and other expenses of $2.2 million related to our corporate headquarters relocation. Cost of sales for the quarter included a $5.8 million charge related to lower of cost or market inventory adjustments.
Sales for the first quarter of 2014 were $420.8 million compared with $321.3 million for the first quarter of 2013. Shipments of primary aluminum for the first quarter of 2014 were 206,785 tonnes (which includes 50,631 tonnes from the Sebree operation acquired June 1, 2013), compared with 158,776 tonnes shipped in the first quarter of 2013.
"We have seen continuing progress in fundamental industry conditions," commented Michael Bless, President and Chief Executive Officer.  "Demand development in key end markets in the U.S. and in Europe is supportive of premiums for our value-added products.  These conditions are backstopped by reasonable economic growth and job creation in these regions.  However, risks remain in the form of geopolitical tensions in Central Europe and the uncertain trajectory of China's economy and capital and credit markets.  While on balance we see an improving environment, we will continue to manage the company, with a measure of caution until we develop higher confidence."

"We are moving forward with our critical initiatives," continued Mr. Bless.  "Safety performance was good during the quarter; more importantly, we are seeing positive developments in terms of the significant forward-looking safety indicators.  After a very difficult first quarter due to the historic cold weather in the midwestern and eastern U.S., power prices are now exhibiting a more rational reference to underlying fundamentals.  We believe that this improved power price outlook, coupled with the other improvements we have made in the Kentucky plants, including continuing non-power cost structure reductions and enrichments in the product mix, should produce attractive returns going forward.  In South Carolina, we continue to search for a competitive post-2015 power arrangement for Mt. Holly; we are committed to finding a solution to support the long-term operation of this excellent plant."

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:

Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.

Cautionary Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties or other factors, including, without limitation: declines in aluminum prices or increases in our operating costs; worsening of global financial and economic conditions; weakening of the company's U.S. and European customer markets; increases in market power prices in the U.S. and our ability to successfully obtain and/or implement long-term competitive power arrangements for Mt. Holly. Forward-looking statements in this press release include, without limitation, statements regarding: future global and local financial and economic conditions, including with respect to U.S. and European markets; our assessment of the aluminum market and aluminum prices (including premiums); our assessment of power pricing; and our ability to successfully obtain a long-term competitive power arrangement for Mt. Holly. More information about these risks and uncertainties can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time, that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements, whether as a result of new information, actual events, future events or otherwise.

Contacts

Kenny Barkley (media)	270-577-2070
Shelly Harrison (investors)	312-696-3140

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended March 31,
	2014	2013
NET SALES:
Third-party customers	$135,264	$188,514
Related parties	285,583	132,760
	420,847	321,274
Cost of goods sold	422,605	303,692
Gross profit (loss)	(1,758)	17,582
Other operating expenses	2,414	1,096
Selling, general and administrative expenses	10,062	16,299
Operating income (loss)	(14,234)	187
Interest expense – third party – net	(5,337)	(5,945)
Net gain (loss) on forward and derivative contracts	(879)	15,507
Other income (expense) – net	(253)	70
Income (loss) before income taxes and equity in earnings (losses) of joint ventures	(20,703)	9,819
Income tax benefit (expense)	1,094	(2,517)
Income (loss) before equity in earnings (losses) of joint ventures	(19,609)	7,302
Equity in earnings (losses) of joint ventures	(495)	951
Net income (loss)	$(20,104)	$8,253

Net income (loss) allocated to common shareholders	$(20,104)	$7,567
EARNINGS (LOSS) PER COMMON SHARE:
Basic and Diluted	$(0.23)	$0.09
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,717	88,555
Diluted	88,717	89,020

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	March 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$52,498	$84,088
Restricted cash	1,032	1,697
Accounts receivable — net	45,619	56,184
Due from affiliates	56,131	43,587
Inventories	252,099	239,615
Prepaid and other current assets	35,201	32,276
Deferred taxes	13,614	13,614
Total current assets	456,194	471,061
Property, plant and equipment — net	1,239,893	1,247,661
Other assets	90,768	91,474
TOTAL	$1,786,855	$1,810,196
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$99,975	$108,490
Due to affiliates	74,379	53,582
Accrued and other current liabilities	51,644	69,466
Accrued employee benefits costs	8,429	8,410
Industrial revenue bonds	7,815	7,815
Total current liabilities	242,242	247,763
Senior notes payable	246,615	246,528
Accrued pension benefits costs — less current portion	39,981	39,848
Accrued postretirement benefits costs — less current portion	131,196	129,284
Other liabilities	36,984	37,743
Deferred taxes	106,721	106,218
Total noncurrent liabilities	561,497	559,621

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 79,365 outstanding at March 31, 2014; 160,000 issued and 79,620 outstanding at December 31, 2013)	1	1
Common stock (one cent par value, 195,000,000 shares authorized; 93,557,964 issued and 88,771,443 outstanding at March 31, 2014; 93,496,798 issued and 88,710,277 outstanding at December 31, 2013)	936	935
Additional paid-in capital	2,508,882	2,508,574
Treasury stock, at cost	(49,924)	(49,924)
Accumulated other comprehensive loss	(91,733)	(91,832)
Accumulated deficit	(1,385,046)	(1,364,942)
Total shareholders’ equity	983,116	1,002,812
TOTAL	$1,786,855	$1,810,196

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Three months ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(20,104)	$8,253
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized gain on E.ON contingent obligation	(353)	(15,722)
Accrued and other plant curtailment costs — net	1,092	1,154
Lower of cost or market inventory adjustment	(1,107)	5,838
Depreciation	17,768	15,688
Sebree power contract amortization	(5,534)	—
Debt discount amortization	88	279
Pension and other postretirement benefits	2,613	1,443
Stock-based compensation	198	217
Equity in (earnings) losses of joint ventures, net of dividends	495	(951)
Change in operating assets and liabilities:
Accounts receivable — net	10,566	(1,998)
Due from affiliates	(12,545)	(5,691)
Inventories	(11,377)	(2,728)
Prepaid and other current assets	(2,958)	(6,072)
Accounts payable, trade	(3,825)	2,264
Due to affiliates	20,798	10,472
Accrued and other current liabilities	(6,620)	7,538
Other — net	64	2,417
Net cash provided by (used in) operating activities	(10,741)	22,401
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(9,700)	(9,364)
Nordural expansion — Helguvik	(93)	(1,745)
Purchase of carbon anode assets and improvements	(5,724)	(150)
Proceeds from sale of property, plant and equipment	—	353
Restricted and other cash deposits	665	—
Net cash used in investing activities	(14,852)	(10,906)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	18,870	—
Repayments under revolving credit facilities	(24,870)	—
Issuance of common stock	3	—
Net cash used in financing activities	(5,997)	—
CHANGE IN CASH AND CASH EQUIVALENTS	(31,590)	11,495
Cash and cash equivalents, beginning of period	84,088	183,976
Cash and cash equivalents, end of period	$52,498	$195,471

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

	SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)			Toll
	Tonnes	(000) Pounds	$/Pound	Tonnes	(000) Pounds	$ (000) Revenue
2014
1st Quarter	173,296	382,053	$0.98	33,489	73,830	$47,185

2013
1st Quarter	93,472	206,070	$1.06	65,304	143,971	$103,973

(1) Does not include toll shipments from Nordural Grundartangi